    As filed with the Securities and Exchange Commission on November 1, 1996

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MARTIN MARIETTA MATERIALS, INC.
             (Exact name of registrant as specified in its charter)

        North Carolina                                     56-1848578
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                                2710 Wycliff Road
                             Raleigh, NC 27607-3033
                     (Address of Principal Executive Office)

    Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors
            Martin Marietta Materials, Inc. Performance Sharing Plan
Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees
                            (Full title of the plans)

                              Bruce A. Deerson, Esq.
                  Vice President, Secretary and General Counsel
                         Martin Marietta Materials, Inc.
                                2710 Wycliff Road
                             Raleigh, NC 27607-3033
                                 (919) 781-4550
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                            John S. D'Alimonte, Esq.
                            Michael A. Schwartz, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE


                                        Proposed                 Proposed
Title of                                maximum                  maximum
securities          Amount              offering                 aggregate             Amount of
to be               to be               price                    offering              registration
registered          registered (1)      per share (2)            price (2)             fee
---------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par
value per share     2,050,000           $24.8125                 $50,865,625           $15,413.83


(1) Represents the shares of common stock of Martin Marietta Materials, Inc. issuable pursuant to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the "Directors Plan"), the Martin Marietta Materials, Inc. Performance Sharing Plan (the "Performance Plan") and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees (the "Savings Plan")(the Performance Plan and the Savings Plan are collectively referred to herein as the "401(k) Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plans.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Martin Marietta Materials, Inc., a North Carolina corporation (the "Company") are incorporated by reference into the Registration Statement:

                   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

                   (b) The Company's Quarterly Reports on Form 10-Q for the
                  quarters ended March 31, 1996 and June 30, 1996, filed pursuant to the Exchange Act;

                   (c) The Company's Current Report on Form 8-K, filed
                  October 25, 1996, pursuant to the Exchange Act; and

                   (d) The description of the common stock of the Company, par value $0.01 per share (the "Common Stock"), contained in the Company's registration statement on Form S-1 (file No. 33-72648) filed on December 15, 1993 pursuant to the Securities Act, as amended by Amendment No. 1 filed on Form S-1 on January 21, 1994, Amendment No. 2 filed on Form S-1 on January 27, 1994, Amendment No. 3 filed on Form S-1 on February 2, 1994 and Amendment No. 4 filed on Form S-1 on February 17, 1994.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 55-2-02 of the North Carolina Business Corporation Act ("NCBCA") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) improper distributions described in Section 55-8-33 of the NCBCA, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's Articles of Incorporation limit the personal liability of its directors to the fullest extent permitted by the NCBCA.

         Sections 55-8-50 through 55-8-58 of the NCBCA permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the bequest of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had not reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and notwithstanding the conditions of and limitations on indemnification described above under the statutory scheme, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Because the Company's Bylaws provide for indemnification to the fullest extent permitted under the NCBCA, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the nonstatutory standard.

         Sections 55-8-52 and 55-8-56 of the NCBCA requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful on the merits or otherwise in the defense of any proceeding to which such director or officer was, or was threatened to be made, a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in
Section 55-8-54 and 55-8-56.

         Additionally, Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. The Company's directors and officers are currently covered under directors' and officers' insurance policies maintained by Lockheed Martin Corporation which will indemnify such persons against certain liabilities arising from acts or omissions in the discharge of their duties. Such insurance policies provide $185 million coverage for liabilities, including liabilities for alleged violation of securities laws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable

Item 8.  EXHIBITS

Exhibit No.


         4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1994.)

         4.2 Rights Agreement, dated as of October 21, 1996, between Martin Marietta Materials, Inc., a North Carolina corporation, and First Union National Bank of North Carolina, a North Carolina corporation (incorporated by reference to Exhibit 1 to the Martin Marietta Materials, Inc. Registration Statement on Form 8-A, filed October 21, 1996.)

         5. Opinion of Willkie Farr & Gallagher, relating to the legality of securities issuable under the Directors Plan.

         23.1 Consent of Ernst & Young LLP, Independent Auditors for Martin Marietta Materials, Inc. and consolidated subsidiaries.

         23.2 Consent of KPMG Peat Marwick LLP, Independent Auditors for Dravo Basic Materials Company, Inc. and subsidiaries.

         23.3     Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

         24.      Power of Attorney (reference is made to the signature page).

         The Company hereby undertakes to submit the 401(k) Plans and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the IRS in order to qualify the 401(k) Plans.


Item 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3)
                       of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events
                        arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to
                        the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 30th day of October, 1996.

                                            MARTIN MARIETTA MATERIALS, INC.

                                            By:  /s/ Bruce A. Deerson
                                                 Bruce A. Deerson
                                                 Vice-President, Secretary,
                                                 and General Counsel


                  Pursuant to the requirements of the Securities Act, the Benefit Plan Committee, the administrative committee of the Performance Sharing Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 30th day of October, 1996.


                             MARTIN MARIETTA MATERIALS, INC. PERFORMANCE
                             SHARING PLAN

                             BY: MARTIN MARIETTA MATERIALS, INC. as plan administrator

                             BY: THE BENEFIT PLAN COMMITTEE, acting on behalf of the plan administrator

                             BY:   /s/ Bruce A. Deerson
                                   A member of the Benefit Plan Committee

                  Pursuant to the requirements of the Securities Act, the Benefit Plan Committee, the administrative committee of the Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 30th day of October, 1996.


                        MARTIN MARIETTA MATERIALS, INC. SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES

                        BY: MARTIN MARIETTA MATERIALS, INC. as plan
                            administrator

                        BY: THE BENEFIT PLAN COMMITTEE, acting on behalf of
                            the plan administrator

                        BY:      /s/ Bruce A. Deerson
                                 A member of the Benefit Plan Committee

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Bruce A. Deerson and Roselyn R. Bar and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                        Title                                  Date
     ---------                        -----                                  ----

 /s/ Marcus C. Bennett          Chairman of the Board                       Oct. 28, 1996
  Marcus C. Bennett


 /s/ Stephen P. Zelnak, Jr.     Vice-Chairman of the Board, President       Oct. 28, 1996
  Stephen P. Zelnak, Jr.         and Chief Executive Officer


 /s/ Janice K. Henry            Vice President, Chief Financial             Oct. 28, 1996
 Janice K. Henry                Officer, and Treasurer


 /s/ Edward D. Miles            Vice President, Controller and Chief        Oct. 28, 1996
 Edward D. Miles                Accounting Officer


 /s/ Richard G. Adamson         Director                                    Oct. 25, 1996
 Richard G. Adamson


 /s/ Bobby F. Leonard           Director                                    Oct. 25, 1996
  Bobby F. Leonard


 /s/ Frank H. Menaker, Jr.      Director                                    Oct. 28, 1996
  Frank H. Menaker, Jr.


 /s/ James M. Reed
 James M. Reed                  Director                                    Oct. 28, 1996

 /s/ William B. Sansom
 William B. Sansom              Director                                    Oct. 28, 1996


                             INDEX TO EXHIBITS



Exhibit No.
----------
 5. Opinion of Willkie Farr & Gallagher relating to the legality of securities issuable under the Directors Plan.

23.1 Consent of Ernst & Young LLP, Independent Auditors for Martin Marietta Materials, Inc. and consolidated subsidiaries.

23.2 Consent of KPMG Peat Marwick LLP, Independent Auditors for Dravo Basic Materials Company, Inc. and subsidiaries.

23.3              Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24                Powers of Attorney (included on signature page).